Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cypherpunk Technologies Inc. (formerly known as Leap Therapeutics, Inc.) on Form S-8 to be filed on or about December 23, 2025 of our report dated March 25, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 26, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

December 23, 2025